STATEMENT OF PARTICULARS OF EMPLOYMENT
                 Under the Employment Act As per Govt. UAE Law


1.    INTRODUCTION

      This statement sets out particulars of your employment with Pearl Consulting FZ LLC as on September 26, 2006 which we are required to be given to you Under the Employment Act As per Govt. of UAE Law. Your employment commences on September 11, 2005 and no employment with a previous employer counts as part of a period of continuous employment or forms part of a continuous period of employment.

2.    TERMS OF EMPLOYMENT

      2.1   JOB TITLE

      The title of the job, which you are employed to, is Regional Director.

      2.2   REMUNERATION

            o     Your remuneration is AED 18,250 payable monthly in arrears.

      2.3   PLACE OF WORK

            Your normal place of work will be The Dubai Internet City, Office
            No: 601, Thuraya 2, 6th Floor, Dubai, United Arab Emirates.

      2.4   HOLIDAYS

            2.4.1 You are entitled, in addition to the normal public holidays, to take 20 working days as holiday in each holiday year, which runs from 1st January to 31st December, and you will be paid your normal basic remuneration during such holidays.

            2.4.2 If your employment commenced or terminates part way through the holiday year, your entitlement to holidays during that year will be assessed on a pro rata basis. Deductions from the final salary due to you on termination of employment will be made in respect of any holidays taken in excess of entitlement.

            2.4.3 Holidays must be taken at times convenient to Pearl Consulting
                  FZ LLC and sufficient notice of intention to take holidays must be given to the Management.

      2.5   SICKNESS ABSENCE

            2.5.1 If you are absent from work on account of sickness or injury you, or someone on your behalf, should inform Pearl Consulting FZ LLC of the reason for your absence as soon as possible but no later than the end of the working day on which absence first occurs.


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      2.6   PROBATIONARY PERIOD

            The first six months of your employment with Pearl Consulting FZ LLC will be treated as a probationary period. Your employment may be terminated by you or by Pearl Consulting FZ LLC on one week's notice in writing at any time during or at the end of this period.

      2.7   NOTICE OF TERMINATION OF EMPLOYMENT

            2.7.1 The length of notice which you are obliged to give Pearl
                  Consulting FZ LLC to terminate your employment is 4 weeks until you have been employed for 2 years. Thereafter, the notice period increases by one week for each year of continuous employment until you have completed 10 years of continuous employment, after which time you will be obliged to give Pearl Consulting FZ LLC 12 weeks' notice.

            2.7.2 The length of notice which you are entitled to receive from
                  Pearl Consulting FZ LLC to terminate your employment is 4 weeks until you have been continuously employed for 2 years. Thereafter, the notice entitlement increases by one week for each year of continuous employment until you have completed 10 years of continuous employment, after which time you will be entitled to 12 weeks' notice.

      2.8   CONFIDENTIALITY AND OTHER EMPLOYMENT

            2.8.1 You may not, during or after the termination of your employment with Pearl Consulting, disclose to anyone any information of a confidential nature relating to Pearl Consulting or its clients.

            2.8.2 You may not, without the prior written consent of Pearl
                  Consulting FZ LLC, engage in any form of business or employment other than your employment with Pearl Consulting FZ LLC whether inside or outside your normal working hours.

            2.8.3 You are not allowed to take any type of source code outside the office premises.

            2.8.4 Your Incoming/outgoing emails & activities on computer/LAN
                  /Wan will be audited and monitored by the management. No emails with attachment are allowed to be sent out without prior authorisation from the management.

            2.8.5 Breach of any above mention clause will be considered as criminal offence which will lead to legal proceed.

3.    GRIEVANCES AND DISCIPLINE

      3.1   GRIEVANCE PROCEDURE

            If you have a grievance regarding your employment you should speak to the Management.

      3.2   DISCIPLINARY PROCEDURE

            The company's disciplinary procedure is described in Appendix A attached and applies to any misconduct or failure to meet standards of performance or attendance.

4.    TRAVELLING POLICY

      The company will only facilitate Economy class travel in accordance with our policy.


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5.    Customers

      You might be required to sign a confidentiality letter for a few customers, company is dealing with.

      Please acknowledge receipt of this statement by signing the copy annexed hereto and returning it to the Human Recourses.


                                                          /s/ Mirza Yasser Ahmad
                                                          ----------------------
                                                              Mirza Yasser Ahmad
                                                       (Manager Human Resources)

I, Chris Baker acknowledge that I have received a statement of the particulars of my employment as required by the Employment Act of Govt. UAE Law.


      Signed: /s/ Chris Baker


      Dated:


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                                  APPENDIX - A

Disciplinary Procedures

1. The Company requires good standards of discipline from its employees, together with satisfactory standards of work. These disciplinary procedures apply to any misconduct or failure to meet standards of performance or attendance. The procedure is referred to in your Contract of Employment but is not contractual.

2. The purpose of the procedure is to be corrective rather than punitive and it should be recognised that the existence of procedures such as these is to help and encourage you to achieve and maintain standards of conduct, attendance and job performance and to ensure consistent and fair treatment for all employees.

3. If your standard of work or conduct falls and, after warnings, remains below the level which is acceptable, you may be dismissed.

4. Summary dismissal without notice will take place if an act of gross misconduct is committed. Gross misconduct is any deliberate act by an employee that is detrimental to the good conduct of the Company's business. Examples of misconduct and gross misconduct are listed below.

5. The following is a non-exhaustive list of examples of offences which amount to misconduct falling short of gross misconduct:

      5.1.  Unauthorised absence from work

      5.2.  Lateness

      5.3.  sleeping during working hours

      5.4.  unacceptable performance

      5.5.  time wasting

      5.6.  contravention of minor safety regulations

      5.7.  disruptive behaviour

      5.8.  unauthorised use of the telephone

      5.9.  minor damage to the Company's property

      5.10. minor breach of the Company's rules

6. The following is a non-exhaustive list of examples of offences which amount to gross misconduct:

      6.1.  dishonesty

      6.2.  falsification of Company records or reports

      6.3.  failure to comply with relevant statutory or regulatory requirements

      6.4.  serious insubordination

      6.5.  violent, abusive or intimidating conduct

      6.6.  reckless or misuse of or deliberate damage to the Company's property

      6.7.  sexual, racial or other harassment

      6.8.  unauthorised use or disclosure of confidential information

      6.9. attending work under the influence of alcohol or non-medicalIy prescribed drugs

      6.10. rudeness to clients

      6.11. any action likely to bring the Company into disrepute

      6.12. unauthorised acceptance of a gift

      6.13. breach of Health and Safety rules which endanger the health and safety of others


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      6.14. refusing to allow a search to be carried out in accordance with
            Company rules

      6.15. failure to disclose correct information on your application form

      6.16. conviction for any serious criminal offence while an employee of the Company

7. No disciplinary action will be taken until the case has been fully investigated. You may be suspended while your case is being investigated.

8. At all stages, you will be advised of the nature of the complaint and will be given the opportunity to state your case before a decision is made and you may, if you wish, be accompanied by a working colleague who may not make representations on your behalf.

9. Except for acts of gross misconduct, the following procedure will normally be adopted:

      9.1. For minor breaches of discipline, or failure to achieve satisfactory standards, a formal verbal warning will be given, normally by your Manager. This will be removed from your personnel file after 6 months in the absence of further offences.

      9.2. For more serious offences, or in the event of further minor transgressions, a warning will be given in writing. This warning will normally be given by your Manager. This will be removed from your personnel file after 2 years in the absence of further offences.

      9.3. In the event of further repetition of the misconduct or a failure to comply with a requested improvement, or in the case of misconduct or failure to comply with standards which do not amount to gross misconduct but which warrant a first and final warning, a final written warning will be issued by your Manager or by another Manager of the Company. This warning will specify that the consequences of a failure to comply will normally be dismissal. This will be removed from your personnel file after 2 years in the absence of further offences.

10. In cases of gross misconduct, you will normally be dismissed without notice or pay in lieu of notice or of accrued holiday pay. In exceptional circumstances, or if there are any genuine mitigating circumstances, alternative disciplinary action may be taken.

11. Suspension will be on full pay. You will be informed in writing of this at the time and such suspension will not normally be for more than five working days.

12. If you are dissatisfied with any disciplinary decision affecting you, you may appeal to the Managing Director within five working days of the disciplinary decision.

13. If the disciplinary action which is the subject of the appeal is your dismissal the decision to dismiss will stand unless it is reversed on appeal.

14. Any appeal must be put in writing, stating the grounds for the appeal. The appeal will be heard by the directors of the Company who have not been involved in the initial proceedings. The appeal will review but cannot increase a disciplinary penalty.

15. The decision of an appeal hearing is final. There is no further right of internal appeal.


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